Exhibit 10.19

MEDPACE HOLDINGS, INC.

2016 INCENTIVE AWARD PLAN

UK COMPANY SHARE OPTION PLAN (CSOP) SUB-PLAN

Pursuant to the powers granted by the Administrator in Section 4.5(d) of the Medpace Holdings, Inc., 2016 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”), the Administrator has adopted this UK Company Share Option Plan (CSOP) Sub Plan (the “Scheme”).

The Scheme has been adopted to govern any Options granted under the Plan for the benefit of the Eligible Employees (as defined in this Scheme).

The rules set out in the Scheme do not provide for any rights that are more beneficial than the rights that may be granted under the Plan; and are more restrictive than the rules set out in the Plan, in order for Options granted to Eligible Employees to comply with the requirements of Schedule 4 (as defined in Clause 1).

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Scheme unless the context otherwise requires:

“Award Agreement”	means any written agreement, contract, or other instrument or document evidencing an award (including through an electronic medium) which shall contain such terms and conditions with respect to an Option as the Committee shall determine, consistent with the Scheme.

“Board”	means the Board of Directors of the Company from time to time or a duly authorised committee of the Board.

“Change in Control”	has the meaning set out in Article 2.9 of the Plan

“Committee”	shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board described in Article 12 of the Plan.

“Company”	means Medpace Holdings, Inc.

“Control”	has the meaning given in section 995(2) of the Income Tax Act 2007 unless otherwise specified.

“Date of Grant”	means the date of the grant of an Option.

“Director”	means a member of the Board from time to time.

“Eligible Employee”

means:

(a)    a director of the Company or a Subsidiary of the Company who is required to work for not less than 25 hours per week (excluding meal breaks); or

(b)    any other employee of the Company or a Subsidiary of the Company,

in either case, who does not have a Material Interest and is not otherwise excluded by paragraph 8 of part 3 of Schedule 4 from being eligible to receive options under a scheme approved by HM Revenue & Customs under Schedule 4.

“Employer”	means the company that employs the Eligible Employee.

“Exercise Price”	means the price per Share payable on exercise of the Option (whether in whole or a part) determined in accordance with Clause 2.3.

“Good Leaver”

means a Participant who has ceased to be an employee or Director (unless he remains an employee) of the Company or a Subsidiary of the Company by reason of:

(a)    injury or disability (evidenced to the reasonable satisfaction of the Committee);

(b)    redundancy (within the meaning of the Employment Rights Act 1996);

(c)    retirement;

(d)    a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment ) Regulations 2006; or

(e)    his employer ceasing to be a Subsidiary of the Company.

“Grantor”	means in relation to an Option, the Company or such other person that has granted that Option.

“Group”	means the Company and its Subsidiaries from time to time.

“Key Features”	means those features of the Scheme that are necessary for it to comply with, and be approved by HM Revenue & Customs under, the terms of Schedule 4.

“ITEPA”	means the Income Tax (Earnings and Pensions Act) 2003.

“Market Value”	means in relation to a Share on a given day: (a) if Shares are listed on a Securities Market the middle market quotation on the appropriate officially recognized daily list of a Share for that day; or
(b) if Shares are not listed a Securities Market, the market value of a Share determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992.

“Material Interest”	has the meaning given in paragraph 9 of Schedule 4.

“New Option”	has the meaning given in Clause 5.1.

“Non-UK Company Reorganisation”

means an arrangement applicable to or affecting:

(a)    all the Shares of the Company or all of the Shares of the same class as the shares to which the Option relates; or

(b)    all the shares, or all the shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a scheme that complies with Schedule 4 becomes binding on the shareholders covered by it.

“Old Option”	has the meaning given in Clause 5.1.

“Option”	means the right to acquire or subscribe for Shares pursuant to this Scheme.

“Option Limit”	means the maximum number of Shares that may be acquired under an Option, as determined in accordance with Clause 3.

“Participant”	means a person who has been granted an Option or, if the person has died and where the context requires, his personal representatives.

“Performance Criteria”	means any objective criteria reasonably considered by the Committee to be a fair measure of the performance of a Participant for the financial year in which an Option is granted to such Participant.

“Relevant Event”	means (a) where any person obtains Control of the Company or becomes bound or entitled to acquire shares in the Company in the circumstances set out in Clause 5.1; and (b) a Non-UK Company Reorganisation.

“Relevant Event Closing Date”	means the date on which the Relevant Event will occur.

“Schedule 4”	means schedule 4 to ITEPA.

“Securities Market”	means a recognised investment exchange as defined by section 285 of the Financial Services and Markets Act 2000 (including, without limitation, the Official List of the London Stock Exchange plc, the New York Stock Exchange and NASDAQ) together with the Alternative Investment Market of the London Stock Exchange plc.

“Share”	means a share of the Company’s ordinary shares of nominal or par value US $0.01 which both at the Date of Grant and on the date of exercise of the Option, satisfies the conditions for being an “eligible share” in terms of part 4 of Schedule 4.

“Subsidiary”	means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

“Tax Liability”	means all and any liability for any income tax or employer’s and employee’s National Insurance contributions in respect of the exercise of the Option.

“Termination Date”	means the date on which the Participant ceases to be an employee or Director (if not also an employee) of the Company or a Subsidiary of the Company (including upon the death of the Participant).

1.2	Interpretation and Construction

Save to the extent that the context or the express provisions of this Scheme require otherwise, in this Scheme:

(a)	any reference to a Clause is to the relevant clause of this Scheme unless otherwise specified;

(b)	any reference to any legislation shall include any consolidation, modification, extension, amendment or re-enactment of that legislation and to any subordinate legislation made under it, for the time being in force;

(c)	any references to a “person” includes any individual, firm, company, corporation, body corporate, government, state or agency of state, trust or foundation, or any association, partnership or unincorporated body (whether or not having separate legal personality) or two or more of the foregoing;

(d)	words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(e)	general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and “including”, “include” and “in particular” shall be construed without limitation;

(f)	the words “other” and “otherwise” shall not be construed eiusdem generis with any foregoing words where a wider construction is possible;

(g)	where this Scheme provides that the Committee has discretion, the Committee will only be able to exercise that discretion if (i) there is a clearly stated right without the application of the discretion that the application of discretion can only improve that existing right; and (ii) the discretion will be applied on a fair and reasonable basis; and

(h)	with respect to Options granted otherwise than by the Company, references to any approval, determination or nomination made, or discretion exercised, by the Grantor shall be construed to mean an approval, determination or nomination made, or exercise of discretion, by the Grantor acting upon the recommendation and with the consent of the Board.

1.3	Headings

The table of contents and the headings in this Scheme are included for convenience only and shall be ignored in construing this Scheme.

2.	GRANT OF OPTIONS

2.1	Grant

(a)	The Committee may, in its absolute discretion, from time to time grant Options or request a trustee to grant Options to Eligible Employees.

(b)	No Option shall be granted without the prior recommendation or approval of the Committee and no person is entitled as of right to participate in this Scheme.

(c)	The Committee may adopt any procedure for granting or procuring the grant of Options.

(d)	The Committee shall, at its discretion, determine the terms of the Option (and may attach restrictions or conditions to the Option) and, subject to the Option Limit, the number of Shares in respect of which the Option is granted.

(e)	Only Eligible Employees can be granted an Option.

2.2	Option Vesting

(a)	The period over which the right to exercise an Option vests shall be determined by the Committee and set out in the Award Agreement. The Committee may determine that the Option may not be exercised in whole or part for a specified period after it is granted or until certain Performance Criteria are met.

(b)	The Committee may at its discretion at any time and to any extent accelerate the vesting of an Option.

(c)	Notwithstanding that the right to exercise the Option may have partly or fully vested, the Option cannot be exercised unless the conditions in Clause 4 have been met.

(d)	No portion of an Option which has not vested on the Termination Date shall thereafter vest and become exercisable, unless the Committee determines otherwise, at its sole discretion.

2.3	Exercise Price

The Exercise Price shall be set by the Committee, provided that the Exercise Price shall not be less than the Market Value at the Date of Grant (subject to the terms of Clause 11).

2.4	Award Agreement

Each Option shall be evidenced by an Award Agreement. The Award Agreement shall contain such terms and conditions as may be necessary to meet the requirements set out in Schedule 4. No Option will be granted unless and until the Eligible Employee enters into the Award Agreement. The Award Agreement will be in a form determined by the Committee and will specify:

(a)	the Date of Grant;

(b)	the Exercise Price;

(c)	the number of Shares in respect of which the Option is granted;

(d)	whether or not the Shares are subject to any restrictions and if so, details of those restrictions;

(e)	the times at which the Option may be exercised;

(f)	how the Option is to be exercised;

(g)	any Performance Criteria and/or other conditions that must be satisfied before the Option can be exercised; and

(h)	the circumstances under which the Option will be lapsed or cancelled.

2.5	Cost of Grant

In consideration of the granting of an Option, the Participant shall agree, in the Award Agreement to pay to the Company the sum of £1.

2.6	Performance Criteria

(a)	If the exercise of an Option is conditional upon the satisfaction of Performance Criteria, the Performance Criteria will be set out in the Award Agreement:

(b)	After an Option has been granted, the Committee may only amend the Performance Criteria if the amendment:

(i)	is required as a result of an event or events happening and is fair and reasonable;

(ii)	will result in Performance Criteria that afford a more effective incentive to the Participant and are no more difficult to satisfy than before the amendment; and

(iii)	complies with the terms of Clause 12.3.

3.	OPTION LIMIT

3.1	Number of Shares

The number of Shares in respect of which an Option is granted to an Eligible Employee shall be limited, and the Option shall take effect, so that the aggregate Market Value of Shares which may be acquired upon the exercise of that Option, when added to:

(a)	the aggregate Market Value of Shares in respect of which Options have previously been granted (and have not then been exercised nor ceased to be exercisable); and

(b)	the aggregate market value of shares in respect of which rights to acquire such Shares have been obtained by the Eligible Employee under any other share option plan approved in terms of ITEPA (not being a savings-related share option plan) which has been established by the Company or by any Subsidiary (and have not then been exercised nor ceased to be exercisable), shall not exceed, or further exceed £30,000, or such other limit as may be prescribed from time to time.

3.2	Relevant Date

For the purposes of Clause 3.1:

(a)	the Market Value of Shares shall be calculated as at the time the Option (or any other rights to acquire Shares referred to in Clause 3.1(b)), were granted, or such earlier time as may have been agreed in writing with the board of HM Revenue & Customs; and

(b)	the £30,000 limit referred to in Clause 3.1 will be converted into US dollars at the exchange rate prevailing on the Date of Grant of the new Option being granted.

3.3	Aggregate Limit

The aggregate number of Shares that may be issued upon exercise of any award granted under the Plan, including any sub plan to the Plan, shall not exceed the limit specified by Article 3 of the Plan, as amended from time to time.

4.	EXERCISE OF OPTIONS

4.1	Restrictions on Exercise

The Option may not be exercised to any extent at any time when:

(a)	the Participant is precluded by paragraph 9 of Schedule 4 from participating in the Scheme because he has at that time or has had in the previous period of 12 months a Material Interest; or

(b)	Unless the Committee determines otherwise in its sole discretion the Shares in respect of which the Option has been granted are no longer “eligible shares” in terms of part 4 of Schedule 4.

4.2	General Rules

Subject to the other terms of Clause 4 and the Award Agreement, any Option which has not lapsed may be exercised to the extent vested after the occurrence of the earliest of the following events:

(a)	the third anniversary of the Date of Grant;

(b)	the death of the Participant;

(c)	the Participant becoming a Good Leaver; or

(d)	at the discretion of the Committee, the occurrence of a Relevant Event.

4.3	Partial Exercise

If exercisable the Option may be exercised in whole or in part. The Option shall not be exercisable with respect to fractional Shares and the Grantor may specify, in the Award Agreement, that a partial exercise be with respect to a minimum number of Shares.

4.4	Conditional Exercise

(a)	If the Committee believes that a Relevant Event is likely to occur, the Committee may in it its discretion determine that an Option which is not at that time exercisable, can be exercised within the period of 20 days prior to and conditional upon the occurrence of the Relevant Event.

(b)	If the Committee in it its discretion determines that an Option can be exercised pursuant to Clause 4.4(a), the Committee will give to each Participant written notice setting out:-

(i)	that a Relevant Event is likely to occur;

(ii)	the anticipated Relevant Event Closing Date; and

(iii)	that the Participant may exercise his Option in accordance with the terms of Clause 4.4(a) and Clause 4.4(c).

(c)	Any Option exercised prior to a Relevant Event in accordance with Clause 4.4(a) will be deemed not to have been exercised if the anticipated Relevant Event does not occur within 3 months beginning on the anticipated Relevant Event Closing Date as notified to the Participant.

4.5	Exercise after Relevant Event

If a Relevant Event has occurred or will occur and as a result the Shares under an Option will no longer satisfy the conditions for being an “eligible share” in terms of part 4 of Schedule 4, the Committee may in it its discretion give written notice to each Participant confirming that an Option which is not at that time exercisable, can be exercised within the period of 20 days following the Relevant Event Closing Date.

4.6	Manner of Exercise

An Option shall be exercised by delivering all of the following to the Company:

(a)	a written notice complying with the applicable rules established by the Committee from time to time stating the number of Shares in respect of which the Option is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option (pursuant to Clause 7.1);

(b)	in the event that the Option shall be exercised pursuant to Clause 7.1 by any person other than the Participant, appropriate proof of the right of that person to exercise the Option;

(c)	full cash payment of the Exercise Price for all Shares in respect of which the Option is exercised unless the Committee allows the use of a cashless exercise facility and pursuant to which the Participant has delivered a notice to the Committee that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price, provided that payment of such proceeds is then made to the Company upon settlement of such sale;

(d)	full payment in cash, or deduction from other compensation payable to the Participant, of any sums required in respect of any Tax Liability; and

(e)	an election in the terms described in Clause 10.3.

5.	EXCHANGE OF OPTIONS ON A COMPANY REORGANISATION

5.1	Change of Control

If any company (the “Acquiring Company”):-

(a)	obtains Control of the Company as a result of making a general offer to:

(i)	acquire the whole of the issued shares of the Company which is made on a condition that, if it is satisfied the Acquiring Company will have Control of the Company; or

(ii)	acquire all the shares in the Company which are of the same class as the shares under the Option; or

(b)	obtains Control of the Company as a result of a compromise or arrangement sanctioned by a court under section 899 of the Companies Act 2006, or sanctioned under any other similar law of another jurisdiction which HM Revenue & Customs accepts is the same in intent and purpose; or

(c)	obtains Control of the Company as a result of a Non-UK Company Reorganisation; or

(d)	becomes bound or entitled under sections 979 to 982 or 983 to 985 of the Companies Act 2006 (or similar law of another jurisdiction which HM Revenue & Customs accepts is the same in intent and purpose) to acquire shares in the Company of the same class as the Shares;

a Participant may at any time within the Appropriate Period (as defined in Clause 5.4) with the agreement of the Acquiring Company, release his rights under his Option (for the purposes of Clause 5, the “Old Option”) in consideration of the grant to him of new rights (the “New Option”) which are equivalent to his rights under the Old Option but which relate to shares in the Acquiring Company and satisfy the requirements of Clause 5.3.

5.2	Treatment as a replacement option

If the Participant does release his rights under the Old Option in consideration of the grant to him of the New Option, then:-

(a)	the New Option shall be treated has having been granted on the date on which the Old Option was granted;

(b)	with effect from the release of the rights under the Old Option, references in this Scheme or other related documentation (including the Award Agreement) to the “Company” and “Shares” shall be construed respectively as if they were references to the “Acquiring Company” and to the applicable shares in the Acquiring Company; and

(c)	other than the New Options, no further options shall be granted under this Scheme.

5.3	Conditions to be met by New Options

The New Option must satisfy the following conditions:

(a)	it is over shares in the Acquiring Company or some other company falling within the definition of paragraph 27(2) of Schedule 4;

(b)	the shares over which the New Option is granted satisfy the conditions for being “eligible shares” in terms of part 4 of Schedule 4;

(c)	it is exercisable in the same manner as the Old Option and subject to the provisions of the Scheme as the Scheme had effect immediately before the release of the Old Option;

(d)	the total market value of the Shares subject to the Old Option immediately before the release of the Old Option must be substantially the same as the total market value, immediately after the grant of the New Option, of the shares subject to the New Option (and for the purposes of this clause, “market value” will be calculated using a valuation methodology agreed with HM Revenue & Customs); and

(e)	the total amount payable by the Participant for the acquisition of shares under the New Option must be substantially the same as the total Exercise Price for all the Shares subject to the Old Option.

5.4	Appropriate Period

(a)	“Appropriate Period” means:-

(i)	the period of six months beginning with the time when:-

(A)	where Control is obtained in the way set out in Clause 5.1(a), the Acquiring Company obtains Control of the Company and any conditions subject to which the offer is made have been met or waived;

(B)	where Control is obtained in the way set out in Clause 5.1(b), the Court sanctions a compromise or arrangement;

(C)	where Control is obtained in the way set out in Clause 5.1(c), the Non-UK Company Reorganisation becomes binding on the on the shareholders covered by it; or

(ii)	where Clause 5.1(d) applies, within the period during which the Acquiring Company remains bound or entitled as mentioned within that Clause.

5.5	Non-Mandatory Treatment

(a)	The treatment of an Option as set out in Clause 5.1 to Clause 5.4 shall not be the mandatory treatment of an Option if

(i)	a Change in Control occurs but the circumstances set out in Clause 5.1(a), (b), (c) or (d) are not met by the Change in Control; or

(ii)	the Acquiring Company does not agree to grant a New Option pursuant to Clause 5.1; or

(iii)	the Committee determines that Clause 5.1 should not apply to the Change in Control; then

Article 13.2 of the Plan will apply to the Option.

5.6	Lapse of Option

If the Acquiring Company does agree to grant a New Option but the Participant does not agree to release his rights under the Old Option in consideration of the grant to him of the New Option, then the Old Option shall lapse and cease to be exercisable at the end of the period within which the Participant could have accepted the invitation to release his rights under the Old Option in consideration for the grant of the New Option.

6.	LAPSE

In addition to the other circumstances when the Option will lapse (including as may be set out in the Award Agreement) the Option shall immediately lapse and cease to be exercisable on the earliest to occur of the following:

(a)	at the end of the day immediately before the tenth anniversary of the Date of Grant;

(b)	where the Participant is an employee of the Company or a Subsidiary on death, the first anniversary of the Participant’s death;

(c)	6 months following the Participant becoming a Good Leaver;

(d)	unless the Board determines otherwise, the Participant ceasing to be an employee or director (unless he remains an employee) of the Company or a Subsidiary for any reason other than being a Good Leaver or death;

(e)	on the occurrence of a Relevant Event or Change in Control unless the Committee, in its sole discretion, determines that the Options shall be dealt with in accordance with the terms of the Plan or this Scheme;

(f)	if the Committee has allowed the Options to be exercised pursuant to Clause 4.2(d), at the end of the 1 month period starting on the Relevant Event Closing Date;

(g)	if the Committee has allowed the Options to be exercised pursuant to Clause 4.4(a), on the Relevant Event Closing Date;

(h)	if the Committee has allowed the Options to be exercised pursuant to Clause 4.5, at the end of the 20th day following the Relevant Event Closing Date; and

(i)	on the Participant being adjudicated bankrupt.

7.	OPTION NOT ASSIGNABLE OR CHARGEABLE

7.1	No assignment or transfer

(a)	Subject to Clause 7.1(b), neither the Option nor any rights under or interest in the Option can be sold, pledged, assigned, or transferred in any manner. Any purported sale, pledge, assignment or transfer shall cause the Option to lapse immediately.

(b)	For a period of 12 months after the death of the Participant any exercisable portion of an Option may, subject to the terms of this Scheme, be exercised by the Participant’s personal representatives.

7.2	No Charge

The Participant cannot make any Option nor the Shares the subject of any charge or security in any way. Any purported charge shall cause the Option to lapse immediately.

8.	CONTRACT OF EMPLOYMENT

8.1	Relationship with contract of employment

(a)	The grant of an Option does not form part of a Participant’s entitlement to remuneration or benefits in terms of his employment with the Company or a Subsidiary.

(b)	The terms and conditions of employment of a Participant are not affected or changed in any way by the grant of the Option or the terms of this Scheme.

8.2	Compensation

This Scheme shall not afford the Participant any rights to compensation or damages including for any loss or potential loss that the Participant may suffer by reason of being unable to exercise the Option as a result of the termination of this Scheme, lapse of the Option or the termination of the Participant’s office or employment with the Company or any Subsidiary, including where the termination is subsequently held to be wrongful or unfair.

9.	ALLOTMENT OR TRANSFER OF SHARES AND RESTRICTIONS

9.1	Rights of Shareholders

The Participant shall not be, nor have any rights or privileges of, a shareholder of the Company in respect of any Shares until the Shares have been allotted, issued or transferred to the Participant.

9.2	Allotment or Transfer of Shares

The Grantor shall:

(a)	Within 30 days from when the Option is exercised issue, allot or procure (as appropriate) the transfer to the Participate of that number of Shares specified in the Exercise Notice; and

(b)	as soon as reasonably practicable after the issuance, allotment or transfer of the Shares but subject to stamping of the relevant instruments of transfer, as appropriate, procure:

(i)	the issue to the Participant of a share certificate or other acknowledgement of shareholding; and

(ii)	that, subject to the discretion of the Committee, if permission has been given for shares of the same class as the Shares to be traded or dealt in on a Securities Market, the Shares may also be traded or dealt in on that Securities Market.

9.3	Shares subject to Company’s constitutional and governing documents

(a)	The issue, allotment or transfer of any Shares shall be subject to the Organizational Documents (as defined in the Plan) of the Company in force from time to time and to any necessary consents of any authority under any enactment or regulations from time to time in force. It shall be the responsibility of the Participant to comply with any requirements to be fulfilled in order to obtain, or obviate the necessity of, such consent.

(b)	The Shares shall rank equally in all respects with the Company’s shares of the same class in issue on the date of exercise with the exception of any rights attaching to any shares of the Company prior to the date of issue, allotment or transfer of the Shares.

9.4	Alterations to Company’s constitutional and governing documents etc.

Nothing in this Scheme shall be taken to impose any restriction or limitation on the exercise by the members of the Company of their rights to make alterations to the Organizational Documents of the Company or the shares in the capital of the Company.

10.	TAXATION

10.1	Liability for Tax

Any Tax Liability will be the responsibility of and borne by the Participant.

10.2	Tax Indemnity

The Participant will indemnify and keep indemnified the Company, the Grantor (if different), the Employer and any other Subsidiary from and against any Tax Liability.

10.3	Election

If required by the Board, the Participant shall, prior to and as a condition of exercise of the Option, enter into an election with the Employer (in a form approved by the Committee and HM Revenue & Customs and as provided for in paragraph 3B of schedule 1 to the Social Security Contributions and Benefits Act 1992) under which any liability to employer’s National Insurance contributions arising in respect of the exercise of the Option is transferred to and met by the Participant.

11.	CHANGES IN ORDINARY SHARES

(a)	The existence of outstanding Options shall not affect in any way the right or power of the Company or its shareholders to make or authorise any Change in Control, or any adjustment, re-capitalisation, re-organisation or other change in the Company’s capital structure or affecting the Shares.

(b)	Subject to Clause 11(c), in the event that the Committee determines in its sole discretion that any variation in the Shares (for example by way of capitalization or rights issue, sub-division, consolidation or reduction) affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available in respect of an Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

(i)	the aggregate number or amount of Shares subject to the Option; or

(ii)	the Exercise Price payable for each Share under the Option; or

(iii)	the description of the Shares which may be acquired under the Option.

(c)	The adjustments set out in Clause 11(b) may only be made if:

(i)	the total Exercise Price for the acquisition of the Shares under the Option must be substantially the same before and after the adjustment;

(ii)	the aggregate Market Value of the Shares under the Option must be substantially the same before and after the adjustment;

(iii)	the Exercise Price for a Share is not reduced below its nominal value; and

(iv)	following the adjustment the shares which may be acquired under the Option continue to be Shares.

12.	ADMINISTRATION

12.1	Incorporation of terms

The terms of Article 12 of the Plan shall apply to Options to the extent appropriate for Options governed by the Scheme.

12.2	Exercise of Discretion

Where the Board or the Committee has the power to exercise its discretion in terms of the Scheme or the Plan, the discretion shall always be exercised fairly and reasonably.

12.3	Amendment, Suspension or Termination of the Plan

The Committee may from time to time amend the Scheme and may terminate the Scheme, provided that:

(a)	neither the termination of the Scheme, nor any amendment to it may materially adversely affect a Participant as regards an Option granted to him before the termination or amendment being made, without the consent of the Participant;

(b)	no amendment may be made that varies the number or description of shares under a subsisting Option unless (i) the aggregate Market Value of shares under the Option are substantially the same; and (ii) the total Exercise Price for the acquisition of the Shares under the Option are substantially the same, in both instances before and after the adjustment;

(c)	no amendment may be made which would make the terms on which an Option is granted materially more generous or would breach the Option Limit; and

(d)	no amendment that affects any Key Features shall have effect unless and until approved by HM Revenue & Customs.

12.4	Conflict between the rules of the Plan and the rules of the Scheme

(a)	The rules of the Scheme are to be construed and interpreted in so far as possible in accordance with the Plan. If there is any conflict between the rules of the Scheme and the rules of the Plan, then in respect of Options governed by the terms of the Scheme, the terms of the Scheme shall prevail.

(b)	For the avoidance of doubt, only Options (as defined in and meeting the specifications set out in this Scheme) can be granted under and pursuant to this Scheme. No other rights over or in respect of Shares (other than upon exercise of an Option) can be granted under and pursuant to this Scheme.

13.	GOVERNING LAW

This Scheme is governed by and is to be construed in accordance with English law.

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